EXHIBIT 99.1

Adams Golf Announces Results for Third Quarter 2009

PLANO, Texas, Nov. 10, 2009 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported net sales of $17.4 million for the three months ended September 30, 2009, as compared to $17.7 million for the three months ended September 30, 2008, a decrease of 2% year-over-year. Adams Golf had a net loss of $5.5 million, or $0.82 per fully diluted share, for the third quarter 2009, as compared to a net loss of $1.2 million, or $0.18 per fully diluted share, for the comparable period of 2008. The net loss for the three months ended September 30, 2009 includes a $5 million, one time, charge to settlement expense resulting from the accrual of the settlement of the class action lawsuit. Excluding the settlement expense, our net loss for the quarter was $0.5 million, or $0.06 per fully diluted share, an improvement of $0.75 per fully diluted share compared to the same period during 2008.

The Company reported net sales of $64.1 million for the nine month period ended September 30, 2009, compared to net sales of $79.0 million for the comparable period of 2008, a decrease of 19%. The Company reported a net loss of $10.3 million, or $1.55 per diluted share, for the nine month period ended September 30, 2009, compared to net income of $1.2 million, or $0.16 per share, for the comparable period of 2008. In addition to the $5 million settlement expense incurred this quarter, year to date net loss also includes the one time charge to cost of goods sold of $3.6 million for the write-down of products to the lower of cost or market and the increase to the inventory obsolescence reserve taken during the second quarter this year. Excluding these charges, our net loss for the year is $1.7 million.

"Although market conditions continue to be difficult, we were pleased with our performance during the third quarter," said Mr. Chip Brewer, CEO and President of Adams Golf. "In total our third quarter revenues were almost flat year over year and domestically they were up 2%. These results compare very favorably with industry data. Q3 revenues were driven by new product introductions, including the Idea a7 and a7os irons and the Speedline 9032 drivers and fairway woods. Market feedback on these new products has been positive. Furthermore our expenses continue to reflect our cost management efforts with total operating expenses down 15% year over year. Additionally, we had excellent cash flows during the quarter. We ended the quarter at $11.4 million in cash along with a strong balance sheet overall."

"On the non-financial side we continue to be pleased with the development of our brand and our market positions. According to Datatech, during Q3 we grew both our woods and irons dollar market shares, these ended the quarter at 5.3% and 8.6% respectively. We also continued to benefit from periodic tour exposure and continued our position as the # 1 hybrid on the PGA, Nationwide and Champions tours. In addition, our Speedline 9032 driver swept the Re-Max World Long Drive Championship titles when it was played by the open division champion, Adams Golf staff player Jamie Sadlowski, as well as the individual who won both the Senior and Super Senior titles. We believe these accomplishments help strengthen our brand and create the opportunity for shareholder value going forward."

Use of Non-GAAP Financial Information

This press release includes adjusted earnings and earnings per share financial measure that have not been calculated in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures exclude certain items that are included in our earnings calculated in accordance with GAAP and they are not meant to be considered in isolation or as a substitute for the comparable GAAP measure. There are limitations to these non-GAAP financial measures because they are prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items being excluded. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of our business without regard to one time, non-recurring charges. The non-GAAP financial measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Conference Call

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Thursday, November 12, 2009, with Chip Brewer, CEO and President, and Pamela High, Interim Chief Financial Officer, to review Adams' Q3 2009 financial results. For telephone access to the conference call, dial (877) 407-4134 or (201) 689-8430 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 336979.

About Adams Golf

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From the initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

Forward-Looking Statements

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, the global economic recession, our ability to formally settle the class action lawsuit (including the conditions thereto), and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe". Such statements reflect the current view of Adams Golf with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions, our ability to further reduce fixed costs; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our 10-K's, 10-Q's and other Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although Adams Golf believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Adams Golf or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

                  ADAMS GOLF, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share amounts)

            ASSETS

                                         September 30,    December 31,
                                             2009             2008
                                         -------------   -------------
                                          (unaudited)

 Current assets:
    Cash and cash equivalents               $   11,407      $    5,960
    Trade receivables, net of
     allowance for doubtful accounts
     of $1,537 (unaudited) and
     $1,321 in 2009 and 2008,
     respectively                               16,250          14,743
    Inventories, net                            20,610          33,611
    Prepaid expenses                               455             908
    Other current assets                           190              29
                                         -------------   -------------
       Total current assets                     48,912          55,251

 Property and equipment, net                     1,027           1,210
 Deferred tax asset - non current               10,228          10,228
 Other assets, net                                 277             367
                                         -------------   -------------
                                            $   60,444      $   67,056
                                         -------------   -------------

  LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
    Accounts payable                        $    7,101      $    9,471
    Accrued expenses                            11,423           7,253
    Other current liabilities                       17              --
                                         -------------   -------------
       Total current liabilities                18,541          16,724
 Other liabilities                                   6              18
                                         -------------   -------------
       Total liabilities                        18,547          16,742

 Stockholders' equity:
    Preferred stock, $0.01 par value;
     authorized 1,250,000 shares;
     none issued                                    --              --
    Common stock, $.001 par value;
     authorized 12,500,000 shares;
     7,108,679 and 6,909,866 shares
     issued and 6,697,742 and
     6,498,929 shares outstanding at
     September 30, 2009 (unaudited)
     and December 31, 2008,
     respectively                                    7               7
    Additional paid-in capital                  93,351          92,701
    Accumulated other comprehensive
     income                                      1,808             565
    Accumulated deficit                        (48,515)        (38,205)
    Treasury stock, 410,937 common
     shares at September 30, 2009
     and December 31, 2008, at cost            (4,754)         (4,754)
                                         -------------   -------------
       Total stockholders' equity               41,897          50,314
                                         -------------   -------------

                                            $   60,444      $   67,056
                                         -------------   -------------

                  ADAMS GOLF, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (unaudited)

                            Three Months Ended     Nine Months Ended
                                September 30,         September 30,
                           -------------------------------------------
                             2009        2008       2009        2008
                           ---------  ---------   ---------  ---------

 Net sales                 $  17,385  $  17,700   $  64,115  $  78,961
 Cost of goods sold           11,056     10,937      45,999     46,351
                           ---------  ---------   ---------  ---------
    Gross profit               6,329      6,763      18,116     32,610

 Operating expenses:
  Research and develop-
   ment expenses                 610        889       2,201      2,768
  Selling and marketing
   expenses                    4,548      4,938      15,936     21,718
  General and
   administrative
   expenses                    1,614      2,096       5,199      6,846
  Settlement expense           5,000         --       5,000         --
                           ---------  ---------   ---------  ---------
     Total operating
      expenses                11,772      7,923      28,336     31,332
                           ---------  ---------   ---------  ---------
     Operating income
      (loss)                  (5,443)    (1,160)    (10,220)     1,278
                           ---------  ---------   ---------  ---------

 Other income (expense):
  Interest income
   (expense), net                (19)         6         (71)       (14)
  Other income
   (expense), net                 (5)        (9)         45        (60)
                           ---------  ---------   ---------  ---------

    Income (loss) before
     income taxes             (5,467)    (1,163)    (10,246)     1,204
 Income tax expense                4         --          64         16
                           ---------  ---------   ---------  ---------
    Net income (loss)      $  (5,471) $  (1,163)  $ (10,310) $   1,188
                           ---------  ---------   ---------  ---------

 Net income (loss)
  per common share
           -- basic        $  (0.82)  $   (0.18)  $   (1.55) $    0.19
                           ---------  ---------   ---------  ---------

           -- diluted      $  (0.82)  $   (0.18)  $   (1.55) $    0.16
                           ---------  ---------   ---------  ---------

CONTACT:  Adams Golf
          Pamela High, Interim Chief Financial Officer
          (972) 673-9000
          InvestorInfo@adamsgolf.com